EXECUTION COPY

MONTANA-DAKOTA UTILITIES CO.

$50,000,000 3.66% Senior Notes due October 17, 2039
$50,000,000 3.98% Senior Notes due October 17, 2049
$100,000,000 4.08% Senior Notes due November 18, 2059

______________

NOTE PURCHASE AGREEMENT

______________

Dated July 24, 2019

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TABLE OF CONTENTS
SECTION    HEADING    PAGE
SECTION 1.    AUTHORIZATION OF NOTES    1
SECTION 2.    SALE AND PURCHASE OF NOTES    1
SECTION 3.    CLOSING    2
SECTION 4.    CONDITIONS TO CLOSING    2
Section 4.1.    Representations and Warranties    2
Section 4.2.    Performance; No Default    2
Section 4.3.    Compliance Certificates    3
Section 4.4.    Opinions of Counsel    3
Section 4.5.    Purchase Permitted By Applicable Law, Etc    3
Section 4.6.    Sale of Other Notes    3
Section 4.7.    Payment of Special Counsel Fees    3
Section 4.8.    Private Placement Number    4
Section 4.9.    Changes in Corporate Structure    4
Section 4.10.    Funding Instructions    4
Section 4.11.    Proceedings and Documents    4
Section 4.12.    First Closing    4
SECTION 5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY    4
Section 5.1.    Organization; Power and Authority    4
Section 5.2.    Authorization, Etc    4
Section 5.3.    Disclosure    5
Section 5.4.    Subsidiaries; Affiliates    5
Section 5.5.    Financial Statements; Material Liabilities    5
Section 5.6.    Compliance with Laws, Other Instruments, Etc    5
Section 5.7.    Governmental Authorizations, Etc    6
Section 5.8.    Litigation; Observance of Agreements, Statutes and Orders    6
Section 5.9.    Taxes    6
Section 5.10.    Title to Property; Leases    6
Section 5.11.    Licenses, Permits, Etc    7
Section 5.12.    Compliance with ERISA    7
Section 5.13.    Private Offering by the Company    7
Section 5.14.    Use of Proceeds; Margin Regulations    8
Section 5.15.    Existing Indebtedness; Future Liens    8
Section 5.16.    Foreign Assets Control Regulations, Etc    8
Section 5.17.    Status under Certain Statutes    9
Section 5.18.    Environmental Matters    9

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SECTION 6.    REPRESENTATIONS OF THE PURCHASERS    9
Section 6.1.    Purchase for Investment    9
Section 6.2.    Source of Funds    9
SECTION 7.    INFORMATION AS TO COMPANY    11
Section 7.1.    Financial and Business Information    11
Section 7.2.    Officer’s Certificate    16
Section 7.3.    Visitation    17
Section 7.4.     Electronic Delivery    17
SECTION 8.    PAYMENT AND PREPAYMENT OF THE NOTES    18
Section 8.1.    Maturity    18
Section 8.2.    Optional Prepayments with Make-Whole Amount    18
Section 8.3.    Allocation of Partial Prepayments    19
Section 8.4.    Maturity; Surrender, Etc.    19
Section 8.5.    Purchase of Notes    19
Section 8.6.    Make-Whole Amount    19
Section 8.7.    Payments in Connection with Asset Sale    21
Section 8.8.    Payments Due on Non-Business Days    21
Section 8.9.    Change in Control    22
SECTION 9.    AFFIRMATIVE COVENANTS.    24
Section 9.1.    Compliance with Laws    24
Section 9.2.    Insurance    24
Section 9.3.    Maintenance of Properties    24
Section 9.4.    Payment of Taxes and Claims    25
Section 9.5.    Corporate Existence, Etc    25
Section 9.6.    Books and Records    25
Section 9.7.    Parity with Other Indebtedness    25
Section 9.8.    Post-Closing Filing    26
Section 9.9.    Subsidiary Guarantors    26
SECTION 10.    NEGATIVE COVENANTS.    27
Section 10.1.    Transactions with Affiliates    27
Section 10.2.    Merger, Consolidation, Etc    27
Section 10.3.    Line of Business    28
Section 10.4.    Economic Sanctions, Etc.    29
Section 10.5.    Liens    29
Section 10.6.    Sale of Assets    31
Section 10.7.    Maximum Capitalization Ratio    32
Section 10.8.    Minimum Interest Coverage Ratio    32
Section 10.9.    Incurrence of Secured Indebtedness    32
SECTION 11.    EVENTS OF DEFAULT    32

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SECTION 12.    REMEDIES ON DEFAULT, ETC    35
Section 12.1.    Acceleration    35
Section 12.2.    Other Remedies    35
Section 12.3.    Rescission    35
Section 12.4.    No Waivers or Election of Remedies, Expenses, Etc    36
SECTION 13.    REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES    36
Section 13.1.    Registration of Notes    36
Section 13.2.    Transfer and Exchange of Notes    36
Section 13.3.    Replacement of Notes    37
SECTION 14.    PAYMENTS ON NOTES    37
Section 14.1.    Place of Payment    37
Section 14.2.    Payment by Wire Transfer    37
Section 14.3.    FATCA Information    38
SECTION 15.    EXPENSES, ETC    38
Section 15.1.    Transaction Expenses    38
Section 15.2.    Certain Taxes    39
Section 15.3.    Survival    39
SECTION 16.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT    39
SECTION 17.    AMENDMENT AND WAIVER    40
Section 17.1.    Requirements    40
Section 17.2.    Solicitation of Holders of Notes    40
Section 17.3.    Binding Effect, Etc    41
Section 17.4.    Notes Held by Company, Etc    41
Section 17.5.    2059 Notes Deemed Outstanding    41
SECTION 18.    NOTICES    41
SECTION 19.    REPRODUCTION OF DOCUMENTS    42
SECTION 20.    CONFIDENTIAL INFORMATION    42
SECTION 21.    SUBSTITUTION OF PURCHASER    43
SECTION 22.    MISCELLANEOUS    44
Section 22.1.    Successors and Assigns    44

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Section 22.2.    Accounting Terms    44
Section 22.3.    Severability    44
Section 22.4.    Construction, Etc    44
Section 22.5.    Counterparts    45
Section 22.6.    Governing Law    45
Section 22.7.    Jurisdiction and Process; Waiver of Jury Trial    45
Signature    47

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SCHEDULE A    —    DEFINED TERMS

SCHEDULE 1(a)    —    FORM OF 3.66% SENIOR NOTE DUE OCTOBER 17, 2039

SCHEDULE 1(b)    —    FORM OF 3.98% SENIOR NOTE DUE OCTOBER 17, 2049

SCHEDULE 1(c)    —    FORM OF 4.08% SENIOR NOTE DUE NOVEMBER 18, 2059

SCHEDULE 4.4(a) —     FORM OF OPINION OF SPECIAL COUNSEL FOR THE COMPANY

SCHEDULE 4.4(b) —     FORM OF OPINION OF GENERA L COUNSEL FOR THE COMPANY

SCHEDULE 4.4(c) —    FORM OF OPINION OF SPECIAL COUNSEL FOR THE PURCHASERS

SCHEDULE 5.3    —    DISCLOSURE MATERIALS

SCHEDULE 5.4    —    AFFILIATES, DIRECTORS AND OFFICERS

SCHEDULE 5.7    —    GOVERNMENTAL AUTHORIZATIONS
SCHEDULE 5.15    —    EXISTING INDEBTEDNESS

SCHEDULE 10.5    —    EXISTING LIENS

SCHEDULE B    —    INFORMATION RELATING TO PURCHASERS

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Montana-Dakota Utilities Co.                    Note Purchase Agreement

MONTANA-DAKOTA UTILITIES CO.
1200 West Century Avenue
Bismarck, North Dakota 58503

3.66% Senior Notes due October 17, 2039
3.98% Senior Notes due October 17, 2049
4.08% Senior Notes due November 18, 2059

July 24, 2019

TO EACH OF THE PURCHASERS LISTED IN
SCHEDULE B HERETO:
Ladies and Gentlemen:
Montana-Dakota Utilities Co., a Delaware corporation (the “Company”), agrees with each of the Purchasers as follows:

SECTION 1.	AUTHORIZATION OF NOTES .
The Company will authorize the issue and sale of (i) $50,000,000 aggregate principal amount of its 3.66% Senior Notes due October 17, 2039 (the “2039 Notes”), (ii) $50,000,000 aggregate principal amount of its 3.98% Senior Notes due October 17, 2049 (the “2049 Notes) and (iii) $100,000,000 aggregate principal amount of its 4.08% Senior Notes due November 18, 2059 (the “2059 Notes”, and together with the 2039 Notes and the 2049 Notes, the “Notes”). The Notes shall be substantially in the form set out in Schedule 1(a), Schedule 1(b) and Schedule 1(c), respectively. Certain capitalized and other terms used in this Agreement are defined in Schedule A and, for purposes of this Agreement, the rules of construction set forth in Section 22.4 shall govern.

SECTION 2.	SALE AND PURCHASE OF NOTES .
Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount and of the series specified opposite such Purchaser’s name in Schedule B at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall

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have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

SECTION 3.	CLOSING .
The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 W. Monroe Street, Chicago, Illinois 60603, at 11:00 a.m., New York City local time, at a closing on October 17, 2019 or on such other Business Day thereafter as may be agreed upon by the Company and the Purchasers, with respect to the 2039 Notes and the 2049 Notes (the “First Closing”), and at a closing on November 18, 2019 or on such other Business Day thereafter as may be agreed upon by the Company and the Purchasers, with respect to the 2059 Notes (the “Second Closing,” each of the First Closing and the Second Closing, a “Closing”). At each Closing the Company will deliver to each Purchaser the respective Notes to be purchased by such Purchaser in the form of a single 2039 Note, 2049 Note or 2059 Note, as the case may be (or such greater number of applicable Notes in denominations of at least $400,000 as such Purchaser may request) dated the date of such Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX for credit to Montana-Dakota Utilities Co. If at either Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure by the Company to tender such Notes or any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction.

SECTION 4.	CONDITIONS TO CLOSING .
Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the applicable Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at such Closing, of the following conditions:
Section 4.1.    Representations and Warranties    . The representations and warranties of the Company in this Agreement shall be correct when made and at the time of each Closing.
Section 4.2.    Performance; No Default    . The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the applicable Closing and from the date of this Agreement to the applicable Closing assuming that Sections 9 and 10 are applicable from the date of this Agreement. From the date of the Agreement until the applicable Closing, before and after giving effect to the issue and sale of the applicable Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. The Company shall not have entered into any transaction since the

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date of the Memorandum that would have been prohibited by Section 10 had such Section applied since such date.
Section 4.3.    Compliance Certificates    .
(a)    Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the applicable Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.
(b)    Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the applicable Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of such Notes and this Agreement and (ii) the Company’s organizational documents as then in effect.
Section 4.4.    Opinions of Counsel    . Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing from (a) Cohen Tauber Spievack & Wagner P.C., special counsel for the Company, and Daniel S. Kuntz, Esq., General Counsel for the Company, covering the matters set forth in Schedules 4.4(a) and 4.4(b), respectively, and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinions to the Purchasers) and (b) Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Schedule 4.4(c) and covering such other matters incident to such transactions as such Purchaser may reasonably request.
Section 4.5.    Purchase Permitted By Applicable Law, Etc    . On the date of each Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.
Section 4.6.    Sale of Other Notes. Contemporaneously with each Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the applicable Closing as specified in Schedule B.
Section 4.7.    Payment of Special Counsel Fees    . Without limiting Section 15.1, the Company shall have paid on or before each Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

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Section 4.8.    Private Placement Number    . Private Placement Numbers issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each series of the Notes.
Section 4.9.    Changes in Corporate Structure    . The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.
Section 4.10.    Funding Instructions    . At least three Business Days prior to the date of each Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the applicable Notes is to be deposited.
Section 4.11.    Proceedings and Documents    . All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.
Section 4.12.    First Closing. For the Second Closing, the consummation of the First Closing as contemplated herein shall have occurred.

SECTION 5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY .
The Company represents and warrants to each Purchaser that:
Section 5.1.    Organization; Power and Authority    . The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.
Section 5.2.    Authorization, Etc    . This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights

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generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 5.3.    Disclosure    . The Company, through its agents, KeyBanc Capital Markets Inc. and PNC Capital Markets LLC, has delivered to each Purchaser a copy of a Private Placement Memorandum, dated June 2019 (the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company. This Agreement, the Memorandum, the financial statements listed in Section 5.5 and the documents, certificates and other writings delivered to the Purchasers by or on behalf of the Company prior to June 25, 2019 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since March 31, 2019, there has been no change in the financial condition, operations, business, properties or prospects of the Company except changes that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.
Section 5.4.    Subsidiaries; Affiliates    . The Company has no Subsidiaries. Schedule 5.4 contains (except as noted therein) complete and correct lists of (i) the Company’s Affiliates, and (ii) the Company’s directors and senior officers.
Section 5.5.    Financial Statements; Material Liabilities    . The Company has delivered to each Purchaser copies of MDU’s audited consolidated financial statements as at December 31, 2016, December 31, 2017 and December 31, 2018 and the Company’s unaudited financial statements as at March 31, 2019. All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of MDU and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). MDU and its Subsidiaries do not have any Material liabilities that are not disclosed in the Disclosure Documents.
Section 5.6.    Compliance with Laws, Other Instruments, Etc    . The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, regulations or by-laws, shareholders agreement or any other Material agreement or instrument to which the Company or its properties is bound or by which the Company or its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of

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any court, arbitrator or Governmental Authority applicable to the Company or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company.
Section 5.7.    Governmental Authorizations, Etc    . Except such as have already been obtained (and as described in Schedule 5.7) and which remain in full force and effect and are final and non-appealable, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.
Section 5.8.    Litigation; Observance of Agreements, Statutes and Orders    . (a) Except as disclosed in the Disclosure Documents, there are no actions, suits, investigations or proceedings pending or, to the best knowledge of the Company, threatened against or affecting the Company or any property of the Company in any court or before any arbitrator of any kind or before or by any Governmental Authority that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)    The Company is not (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, any arbitrator of any kind or any Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 5.9.    Taxes    . The Company has filed all income tax returns that are required to have been filed in any jurisdiction, and has paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by the Company, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not, individually or in the aggregate, Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company has established adequate reserves in accordance with GAAP or (iii) that have been determined by the Company, to the best of the Company’s knowledge, to be beyond the applicable limitations period for audit by the applicable Governmental Authority. The Company knows of no basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of U.S. federal, state or other taxes for all fiscal periods are adequate. The U.S. federal income tax liabilities of the Company have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2014.
Section 5.10.    Title to Property; Leases    . The Company has good and sufficient title to its properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company after such date (except as sold or otherwise disposed of in the

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ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.
Section 5.11.    Licenses, Permits, Etc    . (a) The Company owns or possesses all licenses, permits, franchises, tariffs, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.
(b) To the best knowledge of the Company, no product or service of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.
(c) To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company with respect to any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company.
Section 5.12.    Compliance with ERISA    . (a) Each of the Company and its ERISA Affiliates is in compliance with the applicable provisions of ERISA, the Code, other applicable federal and state law and published interpretations thereunder, except for any such failure that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.
(b)    The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(b) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.
Section 5.13.    Private Offering by the Company    . Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 30 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

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Section 5.14.    Use of Proceeds; Margin Regulations    . The Company will apply the proceeds of the sale of the Notes hereunder to refinance existing indebtedness and for general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 10% of the value of the consolidated assets of the Company and the Company does not have any present intention that margin stock will constitute more than 10% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.
Section 5.15.    Existing Indebtedness; Future Liens     . (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company as of May 31, 2019. The Company is not in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company and no event or condition exists with respect to any Indebtedness of the Company that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
(b)    The Company is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company, any agreement relating thereto or any other agreement (including, but not limited to, its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as disclosed in Schedule 5.15.
Section 5.16.    Foreign Assets Control Regulations, Etc    . (a) Neither the Company nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union.
(b)    Neither the Company nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.
(c)    No part of the proceeds from the sale of the Notes hereunder:
(i)    constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in

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violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws;
(ii)    will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or
(iii)    will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.
(d)    The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.
Section 5.17.    Status under Certain Statutes    . The Company is not subject to regulation under the Investment Company Act of 1940 or the ICC Termination Act of 1995.
Section 5.18.    Environmental Matters    . The Company conducts in the ordinary course of business a review of the effect of existing applicable Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Company has reasonably concluded that such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, exclusive of Environmental Claims set forth in the Disclosure Documents.

SECTION 6.	REPRESENTATIONS OF THE PURCHASERS .
Section 6.1.    Purchase for Investment    . Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.
Section 6.2.    Source of Funds    . Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:
(a)    the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption

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(“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or
(b)    the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
(c)    the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
(d)    the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or
(e)    the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption),

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the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or
(f)    the Source is a governmental plan; or
(g)    the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or
(h)    the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.
As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 7.	INFORMATION AS TO COMPANY
Section 7.1.    Financial and Business Information    . The Company shall deliver to each Purchaser and each holder of a Note that is an Institutional Investor:
(a)    Quarterly Statements — within 60 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10‑Q (the “Form 10‑Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), a copy of
(i)    a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and
(ii)    consolidated statements of income, changes in shareholders’ equity and cash flows (including identification of cash paid for income taxes and interest expense) of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP

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applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company’s Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a);
(b)    Annual Statements — within 120 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10‑K (the “Form 10‑K”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each fiscal year of the Company, a copy of
(i)    a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and
(ii)    consolidated statements of income, common shareholders’ equity and cash flows (including identification of cash paid for income taxes and interest expense) of the Company and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to annual financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company’s Form 10-K prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(b);
(c)    Annual Statements of MDUEC – within 120 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Company’s Form 10-K with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each fiscal year of MDUEC, a copy of
(i)    a consolidated balance sheet of MDUEC and its Subsidiaries (including the Company) as at the end of such year, and

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(ii)    consolidated statements of income, changes in shareholders’ equity and cash flows of MDUEC and its Subsidiaries (including the Company) for such year.
together with consolidating exhibits of such financial statements covering MDUEC and its Subsidiaries (including the Company), setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances. provided that no such comparative or pro forma financial figures for the previous fiscal year shall be required in any financial statements delivered for fiscal year 2019; and provided further that the delivery within the time period specified above of the Company’s Form 10-K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of this Section 7.1(c);
(d)     Annual Statements of the Company and Other Information Under Certain Circumstances – if the SVO will not provide or continue to provide a rating for the Notes without the Company’s delivery of such additional information, then within 120 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Company’s Form 10-K with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which any such information, if applicable, is required to be delivered under any Material Credit Facility or the date on which any such information is delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each fiscal year of the Company, such other information as any holder shall have reasonably requested, including any financial statements that have been specifically requested by the SVO in order to assign or maintain a designation of the Notes (the “Required Statements”) and a copy of the additional documents listed in clauses (i) and (ii) below, provided that no such Required Statements or additional documents shall be required under this Section 7.1(d) at any time that (1) a Debt Rating exists with respect to the Notes that is of a type acceptable to the SVO to qualify the Notes for a filing exemption, and (2) evidence of such Debt Rating (or any change thereto) shall (A) have been delivered by the Company to the holders of the Notes at least annually and promptly upon any change in such Debt Rating, (B) set forth the Debt Rating for such Notes, (C) refer to the Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau in respect of such Notes, (D) not include any prohibition against sharing such evidence with the SVO, and (E)

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include such other information relating to the Debt Rating for the Notes as may be required from time to time by the SVO,
(i)    a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and
(ii)    consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company’s Form 10-K for such fiscal year (together with the Company’s annual report to shareholders if any, prepared pursuant to rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of this Section 7.1(d); provided further, for the avoidance of doubt, the items required to be delivered pursuant to paragraph (c) of this Section 7.1 shall be required regardless of whether this paragraph (d) is in effect;
(e)    SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice, proxy statement or similar document sent by the Company (x) to its creditors under any Material Credit Facility (excluding information sent to such creditors in the ordinary course of administration of a credit facility, such as information relating to pricing and borrowing availability) or (y) to its public Securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such Purchaser or holder), and each prospectus and all amendments thereto filed by the Company with the SEC and all press releases and other statements made available generally by the Company to the public concerning developments that are Material;
(f)    Notice of Default or Event of Default — promptly, and in any event within 5 days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in section 11(f), a written notice

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specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;
(g)    Employee Benefits Matters — promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:
(i)    with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof;
(ii)    the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or
(iii)    any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect.
(h)    Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;
(i)    Resignation or Replacement of Auditors — within 10 days following the date on which the Company’s auditors resign or the Company elects to change auditors, as the case may be, notification thereof, together with such further information as the Required Holders may request;
(j)    Audit Report-Regulatory Basis — as soon as available, and in any event within 120 days after the end of each fiscal year of the Company, for so long as such reports are required to be filed with the Federal Energy Regulatory Commission, a copy of the annual audit report-regulatory basis of the Company with an unqualified opinion of independent certified public accountants selected by the Company and acceptable to the Required Holders, which annual report shall include a copy of the balance sheet-regulatory basis of the Company as of the end of such fiscal year and the related

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statements of income-regulatory basis, retained earnings-regulatory basis and cash flows-regulatory basis of the Company for the fiscal year then ended, all prepared in accordance with FERC Accounting Principles; and
(k)     Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including actual copies of the Company’s Form 10‑Q and Form 10‑K, if the Company files such forms with the SEC) or relating to the ability of the Company to perform its obligations hereunder and under the Notes or the ability of a Subsidiary Guarantor to perform its obligations under a Subsidiary Guaranty as from time to time may be reasonably requested by any such Purchaser or holder of a Note.
Section 7.2.    Officer’s Certificate    . Each set of financial statements delivered to a Purchaser or holder of a Note pursuant to Section 7.1(a), Section 7.1(b), Section 71(c) or Section 7.1(d) (if applicable) shall be accompanied by a certificate of a Senior Financial Officer:
(a)    Covenant Compliance — setting forth the information from such financial statements that is required in order to establish whether the Company and its Subsidiaries were in compliance with the requirements of Section 10 during the quarterly or annual period covered by the financial statements then being furnished (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations) and detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence. In the event that the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election;
(b)    Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto; and
(c)    Subsidiary Guarantors — setting forth a list of all Subsidiaries that are Subsidiary Guarantors and certifying that each Subsidiary that is required to be a

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Subsidiary Guarantor pursuant to Section 9.9 is a Subsidiary Guarantor, in each case, as of the date of such certificate of Senior Financial Officer.
Section 7.3.    Visitation    . The Company shall permit the representatives of each Purchaser or holder of a Note that is an Institutional Investor:
(a)    No Default — if no Default or Event of Default then exists, at the expense of such Purchaser or such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and
(b)    Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all of its books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts with its officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries, so long as a representative of the Company is offered, on at least two Business Days’ notice, the opportunity to be present), all at such times and as often as may be requested.
Section 7.4.    Electronic Delivery    . Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Company pursuant to Sections 7.1(a), (b), (c), (d), (e) or (j) and Section 7.2 shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect thereto:
(a)    such financial statements satisfying the requirements of Section 7.1(a), (b), (c), (d) or (j) and related Officer’s Certificate satisfying the requirements of Section 7.2 are delivered to each Purchaser or holder of a Note by e-mail at the e-mail address set forth in such holder’s Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Company;
(b)    the Company shall have timely filed such Form 10–Q or Form 10–K, satisfying the requirements of Section 7.1(a), (b), (c) or (d), as the case may be, with the SEC on EDGAR and shall have made such form and the related Officer’s Certificate satisfying the requirements of Section 7.2 available on its home page on the internet, which is located at http://www.montana-dakota.com as of the date of this Agreement;
(c)    such financial statements satisfying the requirements of Section 7.1(a), (b), (c), (d) or (j) and related Officer’s Certificate(s) satisfying the requirements of Section 7.2 are timely posted by or on behalf of the Company on IntraLinks or on any other similar website to which each Purchaser or holder of Notes has free access; or

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(d)    the Company shall have filed any of the items referred to in Section 7.1(e) with the SEC on EDGAR and shall have made such items available on its home page on the internet or on IntraLinks or on any other similar website to which each Purchaser or holder of Notes has free access;
provided however, that in the case of any of paragraphs (b), (c) or (d), the Company shall have given each Purchaser or holder of a Note prior written notice, in accordance with Section 18, of such posting or filing in connection with each delivery, provided further, that upon request of any Purchaser or holder to receive paper copies of such forms, financial statements and Officer’s Certificates or to receive them by e-mail, the Company will promptly e-mail them or deliver such paper copies, as the case may be, to such Purchaser or holder.

SECTION 8.	PAYMENT AND PREPAYMENT OF THE NOTES .
Section 8.1.    Maturity    . As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.
Section 8.2.    Optional Prepayments with Make-Whole Amount    . At any time prior to July 17, 2039, with respect to the 2039 Notes, July 17, 2049, with respect to the 2049 Notes, and August 18, 2059, with respect to the 2059 Notes, the Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.
At any time on or after July 17, 2039, with respect to the 2039 Notes, July 17, 2049, with respect to the 2049 Notes and August 18, 2059, with respect to the 2059 Notes, so long as no Default or Event of Default exists, the Notes of such series will be redeemable at the option of the Company, in an amount not less than 10% of the aggregate principal amount of the Notes of such series then outstanding, on not less than 10 nor more than 60 days’ notice prior to the Settlement Date, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to the Settlement Date. The Notes are not otherwise subject to voluntary or optional prepayment.

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Section 8.3.    Allocation of Partial Prepayments    . In the case of each partial prepayment of the Notes pursuant to the first paragraph of Section 8.2, the principal amount of such Notes to be prepaid shall be allocated among all of the Notes being prepaid at such time in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. In the case of each partial prepayment of the applicable series of Notes pursuant to the second paragraph of Section 8.2, the principal amount of the Notes of such series to be prepaid shall be allocated among all of the Notes of such series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.
Section 8.4.    Maturity; Surrender, Etc.         In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.
Section 8.5.    Purchase of Notes    . The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or any Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 10 Business Days. If the holders of more than 25% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.
Section 8.6.    Make-Whole Amount    .
The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

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“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (a) 0.50% plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) 0.50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year

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comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under such Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.
“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
Section 8.7.    Payments in Connection with Asset Sale    . If the Company makes an offer to prepay the Notes pursuant to Section 10.6, the Company will give written notice thereof to the holders of all outstanding Notes, which notice shall (i) refer specifically to this Section 8.7 and describe in reasonable detail the Disposition giving rise to such offer to prepay the Notes, (ii) specify the principal amount of each Note being offered to be prepaid which amount shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts not theretofore called for prepayment, (iii) specify a date not less than 30 days and not more than 60 days after the date of such notice (the “Disposition Prepayment Date”) and specify the Disposition Response Date (as defined below) and (iv) offer to prepay on the Disposition Prepayment Date the amount specified in (ii) above with respect to each Note together with interest accrued thereon to the Disposition Prepayment Date. Each holder of a Note shall notify the Company of such holder’s acceptance or rejection of such offer by giving written notice of such acceptance or rejection to the Company (provided, however, that any holder who fails to so notify the Company shall be deemed to have rejected such offer) on a date at least 5 days prior to the Disposition Prepayment Date (such date 5 days prior to the Disposition Prepayment Date being the “Disposition Response Date”), and the Company shall prepay on the Disposition Prepayment Date the amount specified in (ii) above plus interest accrued thereon to the Disposition Prepayment Date with respect to each Note held by the holders who have accepted such offer in accordance with this Section 8.7. No prepayment under this Section 8.7 shall include any Make-Whole Amount or other premium. If any holder shall reject such offer on or before the Disposition Response Date, such holder shall be deemed to have waived its rights under this Section 8.7 to require prepayment of all Notes held by such holder in respect of such Disposition.
Section 8.8.    Payments Due on Non-Business Days    . Anything in this Agreement or the Notes to the contrary notwithstanding, (x) except as set forth in clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or

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Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.
Section 8.9.    Change in Control.

(a)Notice of Change in Control or Control Event. The Company will, within 15 Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to paragraph (b) of this Section 8.9. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in paragraph (c) of this Section 8.9 and shall be accompanied by the certificate described in paragraph (g) of this Section 8.9.
(b)Condition to Company Action. The Company will not take any action that consummates or finalizes a Change in Control unless (i) at least 15 Business Days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in paragraph (c) of this Section 8.9, accompanied by the certificate described in paragraph (g) of this Section 8.9, and (ii) contemporaneously with such action, it prepays all Notes required to be prepaid in accordance with this Section 8.9.
(c)Offer to Prepay Notes. The offer to prepay the Notes contemplated by paragraphs (a) and (b) of this Section 8.9 shall be an offer to prepay, in accordance with and subject to this Section 8.9, all, but not less than all, of the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer which shall be a Business Day (the “Proposed Prepayment Date”). If such Proposed Prepayment Date is in connection with an offer contemplated by paragraph (a) of this Section 8.9, such date shall be not less than 25 days and not more than 45 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 30th day after the date of such offer).
(d)Acceptance/Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.9 by causing a notice of such acceptance to be delivered to the Company at least 10 Business Days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.9 shall be deemed to constitute a rejection of such offer by such holder.
(e)Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.9 shall be at 100% of the principal amount of such Notes together with interest on such Notes accrued to the date of prepayment and without any Make-Whole Amount. On the Business Day preceding the date of prepayment, the Company shall deliver to each holder of Notes being prepaid a statement showing the amount due in connection with such prepayment and setting

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forth the details of the computation of such amount. The prepayment shall be made on the Proposed Prepayment Date except as provided in paragraph (f) of this Section 8.9.
(f)Deferral Pending Change in Control. The obligation of the Company to prepay Notes pursuant to the offers required by paragraph (b) and accepted in accordance with paragraph (d) of this Section 8.9 is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control does not occur on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until and shall be made on the date on which such Change in Control occurs which shall be a Business Day. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.9 in respect of such Change in Control shall be deemed rescinded.
(g)Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.9 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.9; (iii) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (iv) that the conditions of this Section 8.9 have been fulfilled; (v) in reasonable detail, the nature and date or proposed date of the Change in Control; and (vi) that the failure to respond to such offer of prepayment shall constitute a rejection of such offer.
(h)“Change in Control” Defined. “Change in Control” means the occurrence of one or more of the following events:
(i)    MDU Resources Group, Inc. ceases to own direct or indirect sole beneficial ownership (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the date of this Agreement) of at least 66 2/3% of the combined voting power of the Company’s securities which are entitled to vote generally in the election of the directors of the Company; or
(ii)    the acquisition by any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of this Agreement) or persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date of this Agreement) of direct or indirect beneficial ownership (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the date of this Agreement) of more than 50% of the combined voting power of MDU Resources Group Inc.’s securities which are entitled to vote generally in the election of the directors of MDU Resources Group, Inc.
(i)    “Control Event” Defined. “Control Event” means:
(i)    the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control, or

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(ii)    the making of any written offer by any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of this Agreement) or persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date of this Agreement) to the holders of the common stock of the Company, MDU Resources Group, Inc. or any other direct or indirect affiliate of MDU Resources Group, Inc. that directly or indirectly holds a beneficial ownership interest in the Company, which offer, if accepted by the requisite number of holders, would result in a Change in Control.
(j)    Assumptions. All calculations contemplated in this Section 8.9 involving the capital stock or other equity interest of any Person shall be made with the assumption that all convertible securities of such Person then outstanding and all convertible securities issuable upon the exercise of any warrants, options and other rights outstanding at such time were converted at such time and that all options, warrants and similar rights to acquire shares of capital stock or other equity interests of such Person were exercised at such time.

SECTION 9.	AFFIRMATIVE COVENANTS.
From the date of this Agreement until the Second Closing and thereafter, so long as any of the Notes are outstanding the Company covenants that:
Section 9.1.    Compliance with Laws    . Without limiting Section 10.4, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which it is subject (including ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16) and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 9.2.    Insurance    . The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to its properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.
Section 9.3.    Maintenance of Properties    . The Company will, and will cause each of its Subsidiaries to, maintain and keep its properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 9.3 shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded

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that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 9.4.    Payment of Taxes and Claims    . The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on it or any of its properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Company or any Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 9.5.    Corporate Existence, Etc    . Subject to Sections 10.2 and 10.6, the Company will at all times preserve and keep its corporate existence in full force and effect. Subject to Sections 10.2 and 10.6, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.
Section 9.6.    Books and Records    . The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be. The Company will, and will cause each of its Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets. The Company and its Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that its books, records, and accounts accurately reflect all transactions and dispositions of assets and the Company will, and will cause each of its Subsidiaries to, continue to maintain such system.
Section 9.7    Parity with Other Indebtedness. The Company will, and will cause its Subsidiaries to, execute all such documents and take all such other actions as the Required Holders may reasonably request in order to assure that at all times the claim and rights of the holders of the Notes against the Company shall not be subordinate to, and shall rank pari passu in all respects, without preference or priority, with the claims and rights of the holders of all other Indebtedness of the Company or its Subsidiaries, except with respect to Indebtedness constituting Secured Indebtedness permitted pursuant to Section 10.9.

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Section 9.8    Post-Closing Filing. Within 30 days after each Closing and for so long as the Company is obligated to file such a report, the Company will send the Purchasers or holders a copy of the Report of Securities Issued which has been delivered to the Federal Energy Regulatory Commission related to the issuance of the Notes at such Closing.
Section 9.9    Subsidiary Guarantors. The Company will cause each of its Subsidiaries that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Indebtedness under any Material Credit Facility to concurrently therewith:
(a)        enter into an agreement in form and substance satisfactory to the Required Holders providing for the guaranty by such Subsidiary, on a joint and several basis with all other such Subsidiaries, of (i) the prompt payment in full when due of all amounts payable by the Company pursuant to the Notes (whether for principal, interest, Make-Whole Amount or otherwise) and this Agreement, including all indemnities, fees and expenses payable by the Company thereunder and (ii) the prompt, full and faithful performance, observance and discharge by the Company of each and every covenant, agreement, undertaking and provision required pursuant to the Notes or this Agreement to be performed, observed or discharged by it (a “Subsidiary Guaranty”); and
(b)        deliver the following to each holder of a Note:
(i)    an executed counterpart of such Subsidiary Guaranty;
(ii)    a certificate signed by an authorized responsible officer of such Subsidiary containing (A) representations and warranties on behalf of such Subsidiary to the same effect, mutatis mutandis, as those contained in Sections 5.1, 5.2, 5.6 and 5.7 of this Agreement (but with respect to such Subsidiary and such Subsidiary Guaranty rather than the Company) and (B) a representation that the claims and rights of the holders of the Notes against the Subsidiary Guarantor shall not be subordinate to, and shall rank pari passu in all respects, without preference or priority, with the claims and rights of any holders of any other Indebtedness of the Subsidiary Guarantor;
(iii)    all documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and good standing of such Subsidiary and the due authorization by all requisite action on the part of such Subsidiary of the execution and delivery of such Subsidiary Guaranty and the performance by such Subsidiary of its obligations thereunder; and
(iv)    an opinion of counsel reasonably satisfactory to the Required Holders covering such matters relating to such Subsidiary and such Subsidiary Guaranty as the Required Holders may reasonably request.
Although it will not be a Default or an Event of Default if the Company fails to comply with any provision of Section 9 on or after the date of this Agreement and prior to the First Closing, if

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such a failure occurs, then any of the Purchasers at such First Closing may elect not to purchase such series of Notes on the date of the First Closing that is specified in Section 3.

SECTION 10.	NEGATIVE COVENANTS.
From the date of this Agreement until the Second Closing and thereafter, so long as any of the Notes are outstanding the Company covenants that:
Section 10.1.    Transactions with Affiliates    . The Company will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except (a) in the ordinary course and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate, and (b) payments authorized or required by any regulatory rule or order of a Governmental Authority.
Section 10.2.    Merger, Consolidation, Etc    . The Company will not and will not permit any Subsidiary to consolidate with or merge with any other Person or convey, transfer, lease or otherwise dispose of all or substantially all of its Electric and Gas Utility Property in a single transaction or series of transactions to any Person unless:
(a)    the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer, lease or other disposition of all or substantially all of the Electric and Gas Utility Property of the Company as an entirety, as the case may be, shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any state thereof (including the District of Columbia), and, if the Company is not such corporation or limited liability company, (i) such corporation or limited liability company shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (ii) such corporation or limited liability company shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;
(b)    the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer, lease or other disposition all or substantially all of the assets of any Subsidiary Guarantor as an entirety, as the case may be, shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any state thereof (including the District of Columbia), and, if the Subsidiary Guarantor is not such corporation or limited liability company, (i) such corporation or limited liability company shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance

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and observance of each covenant and condition of the Subsidiary Guaranty of such Subsidiary Guarantor and (ii) such corporation or limited liability company shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;
(c)    each Subsidiary Guarantor under any Subsidiary Guaranty that is outstanding at the time such transaction or each transaction in such a series of transactions occurs (other than a Subsidiary Guarantor covered by subparagraph (a)(ii) of this Section 10.2) reaffirms its obligations under such Subsidiary Guaranty in writing at such time pursuant to documentation that is reasonably acceptable to the Required Holders; and
(d)    immediately before and immediately after giving effect to such transaction or each transaction in any such series of transactions, no Default or Event of Default shall have occurred and be continuing and the Company could incur at least $1.00 of additional Secured Indebtedness pursuant to Section 10.9.
provided that (y) a Subsidiary may merge with or into (i) the Company so long as the Company is the surviving corporation, or (ii) any one or more Subsidiaries so long as if such transaction is between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary is the continuing or surviving corporation, and (z) any Subsidiary may convey, transfer, lease or otherwise dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or to a Wholly-Owned Subsidiary or as otherwise in compliance with paragraph (b) of this Section 10.2.
No such conveyance, transfer, lease or other disposition of substantially all of the Electric and Gas Utility Property of the Company or any Subsidiary Guarantor shall have the effect of releasing the Company, any Subsidiary Guarantor, or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement, the Notes or a Subsidiary Guaranty. Upon the valid assumption by any successor corporation or limited liability company of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes, and the fulfillment of the other obligations in Section 10.2 to the reasonable satisfaction of the Required Holders, the conveyance, transfer, lease or other disposition of substantially all of the Electric and Gas Utility Property of the Company shall have the effect of releasing the Company from its liability under this Agreement and the Notes.
Section 10.3.    Line of Business    . The Company will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement.

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Section 10.4.    Economic Sanctions, Etc.. The Company will not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any Purchaser or holder or any affiliate of such Purchaser or holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.
Section 10.5.    Liens    . The Company will not and will not permit any of its Subsidiaries to directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:
(a)Liens for taxes, fees, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by Section 9.4;
(b)Liens incidental to the conduct of business or the ownership of properties and assets (including landlord’s, carriers’, warehousemens’, mechanics’, materialmens’ and other similar Liens and Liens arising under operating, pooling or unitizing agreements of a scope and nature customary in the oil and gas industry) and Liens to secure the performance of bids, tenders, leases, or trade contracts, or to secure statutory obligations (including obligations under workers compensation, unemployment insurance and other social security legislation), surety, reclamations or appeal bonds or other Liens incurred in the ordinary course of business and not in connection with the borrowing of money;
(c)Liens resulting from judgments or judicial attachments unless such judgments or judicial attachments are not, within 60 days, discharged or stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;
(d)Liens existing on the date of this Agreement and described on Schedule 10.5;
(e)minor survey exceptions and the like which do not in any Material respect detract from the value of such property;
(f)leases, subleases, easements, rights-of-way, restrictions and other similar charges or encumbrances incidental to the ownership of property or assets or the ordinary conduct of the Company’s and its Subsidiaries’ business, provided that the aggregate of such Liens do not in any Material respect detract from the value of such property;
(g)Liens (i) existing on property at the time of its acquisition or construction by the Company or any Subsidiary and not created in contemplation thereof, (ii) on property created contemporaneously with its acquisition or within 180 days of the acquisition or completion of construction or improvement thereof to secure or provide for all or a

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portion of the purchase price or cost of construction or improvement of such property after the date of Closing, or (iii) existing on property of a Person at the time such Person is consolidated or merged with, or substantially all of its assets are acquired by, the Company or any Subsidiary and not created in contemplation thereof; provided that in the case of clauses (i), (ii) and (iii) such Liens do not extend to any additional property of the Company or any Subsidiary (other than property that is an improvement to or extension of or is acquired for specific use in connection with the subject property) and, in the case of clause (ii) only, that the aggregate principal amount of Indebtedness secured by each such Lien does not exceed the lesser of the fair market value (determined in good faith by the board of directors of the Company) or cost of acquisition or construction of the property subject thereto;
(h)Liens securing obligations in respect of Capital Leases on assets subject to such leases, provided that such Capital Leases are otherwise permitted hereunder;
(i)Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company or any Subsidiary in excess of those set forth by regulations promulgated by the Board of Governors of the Federal Reserve System, and (ii) such deposit account is not intended by the Company to provide collateral to the depository institution;
(j)any Lien renewing, extending or replacing Liens permitted by subsections (d), (g), (h), (l) and (m) hereof, provided that (i) the principal amount of the Indebtedness secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (ii) such Lien is not extended to any other property and (iii) immediately after such extension, renewal, or refunding, no Default or Event of Default would exist;
(k)Liens created under or in connection with the Indenture as the Indenture exists on the date hereof without regard to any waiver, amendment, modification or restatement thereof;
(l)Liens securing Indebtedness relating to governmental obligations the interest on which is not included in gross income for purpose of federal income taxation pursuant to Section 103 of the Code (or any successor provision of law), for the purpose of financing or refinancing, in whole or in part, costs of acquisition or construction of property to be used by the Company or any Subsidiary, to the extent that the Lien which secures such Indebtedness is required either by applicable law or by the issuer of such governmental obligations or is otherwise necessary in order to establish or maintain such exclusion from gross income;
(m)Liens securing Indebtedness (i) which is related to the construction or acquisition of property not previously owned by the Company or any Subsidiary or (ii)

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which is related to the financing of a project involving the development or expansion of property of the Company or any Subsidiary and (iii) in either case, the obligee in respect of which has no recourse to the Company or any Subsidiary or any property of the Company or any Subsidiary other than the property constructed or acquired with the proceeds of such transaction (or the proceeds of such property or such project); and
(n)Liens not permitted by foregoing clauses (a) through (m), inclusive, provided that at the time of the granting of such Lien and after giving effect thereto, no Default or Event of Default shall have occurred hereunder and the Company could incur at least $1.00 of additional Secured Indebtedness pursuant to Section 10.9.
Section 10.6.    Sale of Assets    . (a) Except as set forth in Section 10.6(b), the Company will not, and will not permit any Subsidiary to, lease, sell or otherwise dispose of all, or a substantial portion of, its Electric and Gas Utility Property (whether in one transaction or in a series of transactions) to any other Person (a “Disposition”), except for sales of inventory (including inventory comprised of electric energy, gas, oil, coal and other material and products generated, manufactured, produced or purchased for sale, distribution or use in the ordinary course of business), or used, worn-out, damaged or surplus equipment, all in the ordinary course of business. For purposes of this Section 10.6, “substantial portion” shall mean, at any time, the cumulative amount of proceeds received after the date of Closing from Dispositions (including equity interests in other Persons) of Electric and Gas Utility Property, but only to the extent that such cumulative amount exceeds 20% of the Electric and Gas Utility Property as reflected in the Company’s most recent annual or quarterly balance sheet delivered pursuant to Section 7.1 at or prior to such time.
(b) The Company or any Subsidiary may make a Disposition (and the amount of proceeds received from such Disposition shall not be included in the computation of “substantial portion”) if:
(i) the net proceeds from such Disposition are reinvested in productive assets to be used in the existing business of the Company or such Subsidiary; or
(ii) the net proceeds from such Disposition are applied to the payment or prepayment of Senior Indebtedness, including an offer to prepay the Notes on a pro rata basis with other Senior Indebtedness of the Company (other than Senior Indebtedness in respect of any revolving credit or similar credit facility providing the Company with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Senior Indebtedness the available credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of Senior Indebtedness).
For purposes of foregoing clause (b), in the event that the Company shall offer to prepay the Notes, such offer shall be made in accordance with Section 8.7 hereof. To the extent a holder rejects a prepayment offer given in accordance with Section 8.7, the net proceeds which would

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have been paid to such holder shall be deemed to have been applied to pay Senior Indebtedness for purposes of subsection (b) above.
Section 10.7.    Maximum Capitalization Ratio. The Company will not permit the Capitalization Ratio to exceed 65% at any time.
Section 10.8.    Minimum Interest Coverage Ratio. The Company will not permit the ratio of EBIT to Interest Expense, in each case calculated for the period of four consecutive financial quarters ending on the date of calculation, to be less than 1.50 to 1.00 as of the last day of any fiscal quarter during the term hereof.
Section 10.9.    Incurrence of Secured Indebtedness    . The Company will not create, incur, assume, guarantee, or otherwise become liable with respect to any Secured Indebtedness (unless the Company makes, or causes to be made, effective provision whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured so long as such other obligations shall be so secured, such security to be pursuant to any agreement reasonably satisfactory to the Required Holders and, in any case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property), unless on the date the Company becomes liable with respect to any such Secured Indebtedness and immediately after giving effect thereof and the concurrent retirement of any other Secured Indebtedness,

(a)	no Default or Event of Default exists, and
(b)Secured Indebtedness does not exceed 5% of Total Company Capitalization.

Although it will not be a Default or an Event of Default if the Company fails to comply with any provision of Section 10 on or after the date of this Agreement and prior to the First Closing, if such a failure occurs, then any of the Purchasers at such First Closing may elect not to purchase such series of Notes on the date of the First Closing that is specified in Section 3.
Section 11.    EVENTS OF DEFAULT    .
An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:
(a)    the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or
(b)    the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

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(c)    the Company defaults in the performance of or compliance with any term contained in Section 7.1(f), Section 10.1, Section 10.2 or Sections 10.5 through 10.9; or
(d)    the Company or any Subsidiary Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) or in any Subsidiary Guaranty and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or
(e)    (i) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made, or (ii) any representation or warranty made in writing by or on behalf of any Subsidiary Guarantor or by any officer of such Subsidiary Guarantor in any Subsidiary Guaranty or any writing furnished in connection with such Subsidiary Guaranty proves to have been false or incorrect in any material respect on the date as of which made; or
(f)    (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $15,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $15,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $15,000,000, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or
(g)    the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with

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respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or
(h)    a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or
(i)    any event occurs with respect to the Company or any Subsidiary which under the laws of any jurisdiction is analogous to any of the events described in Section 11(g) or Section 11(h), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(g) or Section 11(h); or
(j)    one or more final judgments or orders for the payment of money aggregating in excess of $25,000,000, including any such final order enforcing a binding arbitration decision, are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or
(k)    (i) an ERISA Event with respect to a Pension Plan or Multiemployer Plan, or an ERISA Termination Event with respect to a Pension Plan, shall occur which has resulted or would reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of 10% of Consolidated Net Worth; (ii) the commencement or increase of contributions to, or the adoption of or the amendment of, a Pension Plan by the Company or an ERISA Affiliate which has resulted or could reasonably be expected to result in an increase in Unfunded Pension Liability among all Pension Plans in an aggregate amount in excess of 10% of Consolidated Net Worth; or (iii) the Company or an ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect; or
(l)    any Subsidiary Guaranty shall cease to be in full force and effect, any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor shall contest in any manner the validity, binding nature or enforceability of any Subsidiary Guaranty, or the obligations of any Subsidiary Guarantor under any Subsidiary Guaranty

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are not or cease to be legal, valid, binding and enforceable in accordance with the terms of such Subsidiary Guaranty.

SECTION 12.	REMEDIES ON DEFAULT, ETC.
Section 12.1.    Acceleration    . (a) If an Event of Default with respect to the Company described in Section 11(g), (h) or (i) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.
(b)    If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.
(c)    If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.
Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including interest accrued thereon at the applicable Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.
Section 12.2.    Other Remedies    . If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or Subsidiary Guaranty, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.
Section 12.3.    Rescission    . At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and

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Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the applicable Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.
Section 12.4.    No Waivers or Election of Remedies, Expenses, Etc    . No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, any Subsidiary Guaranty or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including reasonable attorneys’ fees, expenses and disbursements.

SECTION 13.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES .
Section 13.1.    Registration of Notes    . The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.
Section 13.2.    Transfer and Exchange of Notes    . Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes of the

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same series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of (i) Schedule 1(a), in the case of a 2039 Note, (ii) Schedule 1(b), in the case of a 2049 Note, and (iii) Schedule 1(c), in the case of a 2059 Note. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $400,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a series, one Note of such series may be in a denomination of less than $400,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.
Section 13.3.    Replacement of Notes    . Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and
(a)    in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or
(b)    in the case of mutilation, upon surrender and cancellation thereof, within 10 Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.	PAYMENTS ON NOTES .
Section 14.1.    Place of Payment    . Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of KeyBanc Capital Markets in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.
Section 14.2.    Payment by Wire Transfer    . So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the

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method and at the address specified for such purpose below such Purchaser’s name in Schedule B, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes of the same series pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.
Section 14.3.        FATCA Information    .. By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Company, or to such other Person as may be reasonably requested by the Company, from time to time (a) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other Forms reasonably requested by the Company necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Company to comply with its obligations under FATCA and (b) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder. Nothing in this Section 14.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Company is required to obtain such information under FATCA and, in such event, the Company shall treat any such information it receives as confidential.

SECTION 15.	EXPENSES, ETC .
Section 15.1.    Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, any Subsidiary Guaranty or the Notes (whether or not such amendment, waiver or consent becomes effective), including: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, any Subsidiary Guaranty or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, any Subsidiary Guaranty or the Notes, or by reason of being a holder of any Note, (b) the costs and

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expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and any Subsidiary Guaranty and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $4,000 per series of Notes. If required by the NAIC, the Company shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI).
The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes), (ii) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note and (iii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company.
Section 15.2.    Certain Taxes. The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or any Subsidiary Guaranty or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where the Company or any Subsidiary Guarantor has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or any Subsidiary Guaranty or of any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 15, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder.
Section 15.3.    Survival    . The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Subsidiary Guaranty or the Notes, and the termination of this Agreement.

SECTION 16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT .
All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and any Subsidiary

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Guaranties embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.	AMENDMENT AND WAIVER .
Section 17.1.    Requirements    . This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that:
(a)    no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing; and
(b)     no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make-Whole Amount, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver or the principal amount of the Notes that the Purchasers are to purchase pursuant to Section 2 upon the satisfaction of the conditions that appear in Section 4, or (iii) amend any of Section 8 (except as set forth in the second sentence of Section 8.2) and Sections 11(a), 11(b), 12, 17 or 20.
Section 17.2.    Solicitation of Holders of Notes    .
(a)    Solicitation. The Company will provide each Purchaser and each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Purchaser and such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any Subsidiary Guaranty. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 or any Subsidiary Guaranty to each Purchaser and each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers or holders of Notes.
(b)    Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Purchaser or holder of a Note as consideration for or as an inducement to the entering into by such Purchaser or holder of any waiver or amendment of any of the terms and provisions hereof or of any Subsidiary Guaranty or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Purchaser and each holder of a Note even if such Purchaser or holder did not consent to such waiver or amendment.

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(c)    Consent in Contemplation of Transfer. Any consent given pursuant to this Section 17 or any Subsidiary Guaranty by a holder of a Note that has transferred or has agreed to transfer its Note to (i) the Company, (ii) any Subsidiary or any other Affiliate or (iii) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Company and/or any of its Affiliates), in each case in connection with such consent, shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.
Section 17.3.    Binding Effect, Etc    . Any amendment or waiver consented to as provided in this Section 17 or any Subsidiary Guaranty applies equally to all Purchasers and holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any Purchaser or holder of a Note and no delay in exercising any rights hereunder or under any Note or Subsidiary Guaranty shall operate as a waiver of any rights of any Purchaser or holder of such Note.
Section 17.4.    Notes Held by Company, Etc    . Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, any Subsidiary Guaranty or the Notes, or have directed the taking of any action provided herein or in any Subsidiary Guaranty or the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.
Section 17.5.    2059 Notes Deemed Outstanding. Solely for the purpose of the provisions of this Section 17, the 2059 Notes shall be deemed outstanding on the First Closing.

SECTION 18.	NOTICES .
Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (with charges prepaid), or (d) by electronic communication (including e-mail) to those Purchasers who include an e-mail address in Schedule B specifically for such purpose. Any such notice must be sent:
(i)    if to any Purchaser or its nominee, to such Purchaser or nominee at the address or e-mail address specified for such communications in Schedule B, or at such

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other address or e-mail address as such Purchaser or nominee shall have specified to the Company in writing,
(ii)    if to any other holder of any Note, to such holder at such address or e-mail address as such other holder shall have specified to the Company in writing, or
(iii)    if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer or to Treasury Services@MDUResources.com, or at such other address as the Company shall have specified to the holder of each Note in writing.
Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.	REPRODUCTION OF DOCUMENTS .
This Agreement and all documents relating thereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at a Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.	CONFIDENTIAL INFORMATION .
For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or any Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to

{00386142.DOC; 11}    42

(i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (v) any Person from which it offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any Subsidiary Guaranty. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 20.
In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.

SECTION 21.	SUBSTITUTION OF PURCHASER .
Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter

{00386142.DOC; 11}    43

transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 22.	MISCELLANEOUS .
Section 22.1.    Successors and Assigns    . All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not, except that, subject to Section 10.2, the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.
Section 22.2.    Accounting Terms    . All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including Section 9, Section 10 and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.
Section 22.3.    Severability    . Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
Section 22.4.    Construction, Etc    . Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding

{00386142.DOC; 11}    44

masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 13, (b) subject to Section 22.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.
Section 22.5.    Counterparts    . This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
Section 22.6.    Governing Law    . This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
Section 22.7.    Jurisdiction and Process; Waiver of Jury Trial    . (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
(b)     The Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 22.7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment    .
(c)    The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.7(a) by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of

{00386142.DOC; 11}    45

mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
(d)    Nothing in this Section 22.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
(e)    THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.
* * * * *

{00386142.DOC; 11}    46

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

MONTANA-DAKOTA UTILITIES CO.

By: /s/ Nicole A. Kivisto
Nicole A. Kivisto
President and Chief Executive Officer

{00386142.DOC; 11}    47

Montana-Dakota Utilities Co.                    Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

AMERICAN GENERAL LIFE INSURANCE COMPANY
THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK
THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

By:	AIG Asset Management (U.S.), LLC, as Investment Adviser

By: /s/ Andrew Bouffard
Name: Andrew Bouffard
Title: Vice President

Montana-Dakota Utilities Co.                    Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY

By: /s/ Jeffrey A. Fossell
Name: Jeffrey A. Fossell
Title: Authorized Signatory

Montana-Dakota Utilities Co.                    Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

COUNTRY LIFE INSURANCE COMPANY

By: /s/ John A. Jacobs
Name: John A. Jacobs
Title: Director - Fixed Income

Montana-Dakota Utilities Co.                    Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

GENWORTH LIFE INSURANCE COMPANY OF NEW YORK

By: /s/ Stuart Shepetin
Name: Stuart Shepetin
Title: Investment Officer

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

By: /s/ Stuart Shepetin
Name: Stuart Shepetin
Title: Investment Officer

Montana-Dakota Utilities Co.                    Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

BERKSHIRE LIFE INSURANCE COMPANY OF AMERICA

By: /s/ Brian Keating
Name: Brian Keating
Title: Senior Managing Director

Montana-Dakota Utilities Co.                    Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

MUTUAL OF OMAHA INSURANCE COMPANY

By: /s/ Lee Martin
Name: Lee Martin
Title: Vice President

UNITED OF OMAHA LIFE INSURANCE COMPANY

By: /s/ Lee Martin
Name: Lee Martin
Title: Vice President

Montana-Dakota Utilities Co.                    Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:	Northwestern Mutual Investment
Management Company, LLC,
its investment adviser

By: /s/ Brian P. McDonald
Name: Brian P. McDonald
Managing Director

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY FOR ITS GROUP ANNUITY SEPARATE ACCOUNT

By: /s/ Brian P. McDonald
Name: Brian P. McDonald
Its Authorized Representative

Montana-Dakota Utilities Co.                    Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

PACIFIC LIFE INSURANCE COMPANY

By: /s/ Matthew A. Levene
Name: Matthew A. Levene
Title: Assistant Vice President

By: /s/ Cathy L. Schwartz
Name: Cathy L. Schwartz
Title: Assistant Secretary

Montana-Dakota Utilities Co.                    Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: /s/ Callie Hamilton	Vice President

PHYSICIANS MUTUAL INSURANCE COMPANY

By: Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By: Prudential Private Placement Investors, Inc.
(as its General Partner)
By: /s/ Callie Hamilton
Vice President

THE GIBRALTAR LIFE INSURANCE CO., LTD.
By: Prudential Investment Management Japan
Co., Ltd., as Investment Manager

By: PGIM, Inc., as Sub-Adviser

By: /s/ Callie Hamilton
Vice President

THE INDEPENDENT ORDER OF FORESTERS
By: Prudential Private Placement Investors,
L.P. (as Investment Advisor)
By: Prudential Private Placement Investors, Inc.
(as its General Partner)

By: /s/ Callie Hamilton
Vice President

Montana-Dakota Utilities Co.                    Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

SOUTHERN FARM BUREAU LIFE INSURANCE COMPANY

By: /s/ David Divine
Title: David Divine
Name: Senior Portfolio Manager

Montana-Dakota Utilities Co.                    Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

THRIVENT FINANCIAL FOR LUTHERANS

By: /s/ William J. Hochmuth
Name: William J. Hochmuth
Title: Managing Director

DEFINED TERMS
As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
“2039 Notes” is defined in Section 1.
“2049 Notes” is defined in Section 1.
“2059 Notes” is defined in Section 1.
“Adjusted Total Capitalization” means, at any time, the sum of (i) the total stockholders’ equity in the Company determined in accordance with GAAP, plus (ii) Total Debt, minus (iii) amounts attributable to mandatorily Redeemable Preferred Stock of the Company determined in accordance with GAAP.
“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.
“Agreement” means this Note Purchase Agreement, including all Schedules attached to this Agreement.
“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.
“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.
“Attributable Debt” means, as to any particular lease relating to a Sale-and-Leaseback Transaction, the greater of (i) the present value of all Lease Rentals required to be paid by the Company or any Subsidiary under such lease during the remaining term thereof (determined in accordance with GAAP using a discount factor equal to the interest rate implicit in such lease if known or, if not known, of 8% per annum) and (ii) the Fair Market Value of the property subject to such Sale-and-Leaseback Transaction as determined at the time of consummation of such Sale-and-Leaseback Transaction.

SCHEDULE A
{00386142.DOC; 11}    (To Note Purchase Agreement)

“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).
“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.
“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.
“Capitalization Ratio” means the ratio of Total Debt to Adjusted Total Capitalization.
“Change in Control” is defined in Section 8.9(h).
“Closing” is defined in Section 3.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.
“Company” is defined in the first paragraph of this Agreement.
“Company Indebtedness” shall mean, as of any date of determination, the total of all Indebtedness of the Company (including any divisions of the Company not constituting separate Persons but excluding its Subsidiaries) outstanding on such date.
“Confidential Information” is defined in Section 20.
“Consolidated Net Income” means, for any period, consolidated net income (or net loss) of the Company and its Subsidiaries for such period as determined in accordance with GAAP computed for the purposes of this definition without giving effect to extraordinary losses or extraordinary gains for such period.
“Consolidated Net Worth” means, at any time, the excess of total assets of the Company over total liabilities of the Company as of the last day of the fiscal quarter most recently then ended, determined on a consolidated basis in accordance with GAAP.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing.

{00386142.DOC; 11}    A-2

“Control Event” is defined in Section 8.9(i).
“Controlled Entity” means (a) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (b) if the Company has a parent company, such parent company and its Controlled Affiliates.
“Covenant Compliance Date” means the last day of each fiscal quarter of the Company.
“Debt Rating” means the debt rating of the Notes as determined from time to time by an NRSRO.
“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.
“Default Rate” means, for any series of Notes, that rate of interest per annum that is the greater of (i) 2% above the rate of interest stated in clause (a) of the first paragraph of the Notes of such series or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. in New York, New York as its “base” or “prime” rate.
“Disclosure Documents” is defined in Section 5.3.
“Disposition” is defined in Section 10.6.
“Disposition Prepayment Date” is defined in Section 8.7.
“Disposition Response Date” is defined in Section 8.7.
“EBIT” means for any period, the sum of (a) Consolidated Net Income for such period plus to the extent deducted from the determination of Consolidated Net Income in accordance with GAAP (b) Interest Expense plus (c) all taxes accrued for such period on or measured by income to the extent included in the determination of Consolidated Net Income; provided that Consolidated Net Income shall be computed for purposes of this definition without giving effect to extraordinary losses or extraordinary gains for such period.
“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.
“Electric and Gas Utility Property” means any facilities, machinery, equipment and fixtures for the generation, transmission and distribution of electric energy and distribution of natural gas, including electricity generation plants and related equipment, switchyards, towers, substations, transformers, poles, lines, cables, conduits, ducts, conductors, meters, regulators, pipelines and related facilities and all other property of the Company, real or personal, or improvements, extensions, additions, renewals or replacements of the foregoing, in each case used or useful or to be used in or in connection with the business of generating, transmitting and distributing electric energy and distributing of natural gas.

{00386142.DOC; 11}    A-3

“Environmental Claims” means all material claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.
“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials.
“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder from time to time in effect.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), insolvent (within the meaning of Section 4245 of ERISA) or in “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (d) the commencement of proceedings by the PBGC to terminate a Pension Plan; (e) a failure by the Company or any ERISA Affiliate to make required contributions to a Pension Plan or Multiemployer Plan, or the imposition of a lien in favor of a Pension Plan under Section 430(k) of the Code or Section 303(k) of ERISA; (f) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan for the imposition of any liability under Section 4069 or 4212(c) of ERISA; (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate; (h) an application for a funding waiver pursuant to Section 412 of the Code or Section 302(c) of ERISA with respect to any Plan; or (i) a determination that a Plan is, or is reasonably expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA).
“ERISA Termination Event” means the filing of a notice of intent to terminate a Pension Plan, or the treatment of a plan amendment as the termination of a Pension Plan, under Sections 4041, 4041A or 4042 of ERISA.
“Event of Default” is defined in Section 11.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.

{00386142.DOC; 11}    A-4

“Fair Market Value” means, at any time and with respect to any property, the sale value of such property that would be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).
“FATCA” means (a) Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“FERC Accounting Principles” means the accounting requirements of the Federal Energy Regulatory Commission as set forth in its applicable Uniform System of Accounts and published accounting releases.
“Financial Contract” means any agreement, device or arrangement providing for payments related to fluctuations of interest rates, including, but not limited to, interest rate swap or exchange agreements, interest rate cap or collar protection agreements and interest rate options.
“First Closing” is defined in Section 3.
“Form 10‑K” is defined in Section 7.1(b).
“Form 10‑Q” is defined in Section 7.1(a).
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.
“Governmental Authority” means
(a)    the government of
(i)    the United States of America or any state or other political subdivision thereof, or
(ii)    any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or
(b)    any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

{00386142.DOC; 11}    A-5

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.
“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including obligations incurred through an agreement, contingent or otherwise, by such Person:
(a)    to purchase such indebtedness or obligation or any property constituting security therefor;
(b)    to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;
(c)    to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or
(d)    otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.
In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.
“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law, including asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.
“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 17.2 and 18 and any related definitions in this Schedule B, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.
“Indebtedness” with respect to any Person means, at any time, without duplication,

{00386142.DOC; 11}    A-6

(a)    its liabilities for borrowed money and its redemption obligations in respect of mandatorily Redeemable Preferred Stock;
(b)    its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);
(c)    (i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases;
(d)    all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person, whether or not it has assumed or otherwise become liable for such liabilities (other than Indebtedness of others secured by Liens, neither assumed nor guaranteed by the Company or any Subsidiary nor with respect to which the Company or any Subsidiary pays principal and/or interest, existing upon real estate or rights in or relating to real estate acquired by the Company or any Subsidiary for substation, metering station, gathering line, transmission line, transportation line, distribution line or right of way purposes to the extent such Lien does not, or the foreclosure thereof would not, materially impair the value of such property or the use of such property for the purpose for which it was acquired by the Company or such Subsidiary);
(e)    all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions whether or not representing obligations for borrowed money;
(f)    the aggregate Swap Termination Value of all Swap Contracts of such Person;
(g)    all Securitization Obligations of such Person;
(h)    all Attributable Debt;
(i)    Preferred Stock of any Subsidiary held by a Person other than the Company or a Wholly-Owned Subsidiary of the Company; and
(j)    any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (i) hereof.
Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (j) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

{00386142.DOC; 11}    A-7

“Indenture” means the Indenture, dated as of December 15, 2003, made by and between the Company and The Bank of New York Mellon, as trustee, and all indentures supplemental thereto.
“INHAM Exemption” is defined in Section 6.2(e).
“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 10% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.
“Interest Expense” means, for any period, the sum of (a) gross consolidated interest expense of the Company and its Subsidiaries determined in conformity with GAAP plus (b) to the extent not otherwise included in the determination of gross consolidated interest expense of the Company and its Subsidiaries in accordance with GAAP, the cost to the Company of, and the net amount payable (or minus the net amount receivable) under, all Financial Contracts of the Company and its Subsidiaries during such period (whether or not actually paid or received during such period) plus (c) all dividends paid, declared or otherwise accrued in respect of Preferred Stock of the Company and any Subsidiary that is not a Wholly-Owned Subsidiary plus (d) the consolidated yield or discount accrued during such period on all Securitization Obligations.
“Lease Rentals” means, with respect to any period, the sum of the minimum amount of rental and other obligations required to be paid during such period by the Company or any Subsidiary as lessee under all leases of real or personal property (other than Capital Leases), excluding any amounts required to be paid by the lessee (whether or not therein designated as rental or additional rental) (a) which are on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, or (b) which are based on profits, revenues or sales realized by the lessee from the leased property or otherwise based on the performance of the lessee.
“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).
“Make-Whole Amount” is defined in Section 8.6.
“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company.
“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company, (b) the ability of the

{00386142.DOC; 11}    A-8

Company to perform its obligations under this Agreement and the Notes, (c) the ability of any Subsidiary Guarantor to perform its obligations under its Subsidiary Guaranty, or (d) the validity or enforceability of this Agreement or the Notes.
“Material Credit Facility” means, as to the Company,
(a)    the Credit Agreement, dated as of June 8, 2018, among the Company, the several financial institutions from time to time thereto, and Wells Fargo Bank, National Association, as Administrative Agent, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof; and
(b)    any other agreement(s) creating or evidencing indebtedness for borrowed money entered into on or after the date of Closing by the Company, or in respect of which the Company is an obligor or otherwise provides a guarantee or other credit support (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $200,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency); and if no Credit Facility or Credit Facilities equal or exceed such amounts, then the largest Credit Facility shall be deemed to be a Material Credit Facility.
“Maturity Date” is defined in the first paragraph of each Note.
“MDU” means MDU Resources Group, Inc., a Delaware corporation.
“MDUEC” means MDU Energy Capital, LLC, a Delaware limited liability company.
“Memorandum” is defined in Section 5.3.
“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in Section 4001(a)(3) of ERISA).
“NAIC” means the National Association of Insurance Commissioners.
“Net Worth” means, as of the date of any determination,
(a)    the sum of (i) the par value (or value stated on the books of the Company) of the capital stock (but excluding treasury stock and capital stock subscribed and unissued) of the Company plus (ii) the amount of the paid-in capital and retained earnings of the Company, in each case as such amounts would be shown on a consolidated balance sheet of the Company as of such time prepared in accordance with GAAP, minus
(b)    to the extent included in clause (a), all amounts properly attributable to Subsidiaries of the Company, if any, in the capital stock and paid-in capital and retained earnings of the Company.

{00386142.DOC; 11}    A-9

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Company or any Subsidiary primarily for the benefit of employees of the Company or one or more Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.
“Notes” is defined in Section 1.
“NRSRO” means (a) Fitch, Inc., Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services, or (b) any other credit rating agency that is recognized as a nationally recognized statistical rating organization by the SEC and approved by the Required Holders (such approval not to be unreasonably withheld or delayed), so long as, in each case, any such credit rating agency described in clause (a) or (b) above continues to be a nationally recognized statistical rating organization recognized by the SEC and is approved as a “Credit Rating Provided” (or similar designation) by the NAIC.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.
“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company or any ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years but excluding any Multiemployer Plan.
“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.
“Plan” means an “employee benefit plan” (as defined in Section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

{00386142.DOC; 11}    A-10

“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.
“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.
“Proposed Prepayment Date” is defined in Section 8.9(c).
“PTE” is defined in Section 6.2(a).
“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.
“QPAM Exemption” is defined in Section 6.2(d).
“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.
“Redeemable Preferred Stock” of any Person means any equity interest of such Person that by its terms (or by the terms of any equity interest into which it is convertible or for which it is exchangeable) or otherwise (including on the happening of any event), is required to be redeemed for cash or other property or is redeemable for cash or other property at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date; or is exchangeable for Indebtedness at any time, in whole or in part, on or prior to the Maturity Date provided that Redeemable Preferred Stock shall not include any equity interest by virtue of the fact that it may be exchanged or converted at the option of the holder or of the Company for equity interests of the Company having no preference as to dividends, distributions or liquidation over any other equity interests of the Company.
“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.
“Reportable Event” means any of the events set forth in Section 4043(b) or 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.
“Required Holders” means at any time (a) prior to the First Closing, the Purchasers and (b) on or after the First Closing, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates),

{00386142.DOC; 11}    A-11

with the 2059 Notes deemed to be outstanding from and after the First Closing for purposes of this definition.
“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.
“Sale-and-Leaseback Transaction” means a transaction or series of transactions pursuant to which the Company or any Subsidiary shall sell or transfer to any Person (other than the Company or a Subsidiary) any property, whether now owned or hereafter acquired, and, as part of the same transaction or series of transactions, the Company or any Subsidiary shall rent or lease as lessee (other than pursuant to a Capital Lease), or similarly acquire the right to possession or use of, such property or one or more properties which it intends to use for the same purpose or purposes as such property.
“SEC” means the Securities and Exchange Commission of the United States of America.
“Second Closing” is defined in Section 3.
“Secured Indebtedness” means any Indebtedness of the Company that is secured in any manner by any Lien on any property, provided, however, that “Secured Indebtedness” will not include Indebtedness secured by Liens permitted under Section 10.5 (other than Sections 10.5(k) or (n)) of this Agreement.
“Securities” or “Security” shall have the meaning specified in section 2(a)(1) of the Securities Act.
“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder from time to time in effect.
“Securitization Obligations” means, with respect to any Securitization Transaction, the aggregate investment or claim held at any time by all purchasers, assignees or transferees of (or of interests in) or holders of obligations that are supported or secured by accounts receivable, lease receivables and other rights to payment in connection with such Securitization Transaction.
“Securitization Transaction” means any sale, assignment or other transfer by the Company or any Subsidiary of accounts receivable, lease receivables or other payment obligations owing to the Company or such Subsidiary or any interest in any of the foregoing, together in each case with any collections and other proceeds thereof, any collection or deposit accounts related thereto, and any collateral, guaranties or other property or claims in favor of the Company or such Subsidiary supporting or securing payment by the obligor thereon of, or otherwise related to, any such receivables.
“Senior Financial Officer” means the president, chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

{00386142.DOC; 11}    A-12

“Senior Indebtedness” means and includes all Indebtedness of the Company owing to any Person which is not a Subsidiary or Affiliate and which is not expressed to be junior or subordinate to any other Indebtedness of the Company.
“Source” is defined in Section 6.2.
“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.
“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.
“Subsidiary Guarantor” means each Subsidiary that has executed and delivered a Subsidiary Guaranty.
“Subsidiary Guaranty” is defined in Section 9.9(a).
“Substitute Purchaser” is defined in Section 21.
“SVO” means the Securities Valuation Office of the NAIC.
“Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., or any International Foreign Exchange Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for

{00386142.DOC; 11}    A-13

any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.
“Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for United States federal income tax purposes, other than any such lease under which such Person is the lessor.
“Total Company Capitalization” shall mean, as of any date of determination, the sum of (a) Net Worth plus (b) Company Indebtedness. In determining Total Company Capitalization, Net Worth and Company Indebtedness attributable to any Subsidiary shall be excluded.
“Total Debt” means the total consolidated Indebtedness of the Company and its Subsidiaries.
“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 302(d)(7) of ERISA, over the current value of that Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
“United States Person” has the meaning set forth in Section 7701(a)(30) of the Code.
“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect.
“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.
“Wholly-Owned Subsidiary” means, at any time, any Subsidiary all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

{00386142.DOC; 11}    A-14

SCHEDULE 1(a)
FORM OF 2039 NOTE
MONTANA-DAKOTA UTILITIES CO.
3.66% SENIOR NOTE DUE OCTOBER 17, 2039
No. [_____]    [Date]
$[_______]    PPN 61201# AL9

FOR VALUE RECEIVED, the undersigned, MONTANA-DAKOTA UTILITIES CO.. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on October 17, 2039 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 3.66% per annum from the date hereof, payable semiannually, on the 17th day of April and October in each year, commencing with the April 17 or October 17 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 5.66% or (ii) 2% over the rate of interest publicly announced by KeyBanc Capital Markets from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at KeyBanc Capital Markets or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated July 24, 2019 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer

SCHEDULE 1(a)
{00386142.DOC; 11}              (to Note Purchase Agreement)

duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

MONTANA-DAKOTA UTILITIES CO.

By
[Title]

{00386142.DOC; 11}    1(a)-2

SCHEDULE 1(b)
FORM OF 2049 NOTE
MONTANA-DAKOTA UTILITIES CO.
3.98% SENIOR NOTE DUE OCTOBER 17, 2049
No. [_____]    [Date]
$[_______]    PPN 61201# AM7
FOR VALUE RECEIVED, the undersigned, MONTANA-DAKOTA UTILITIES CO. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on October 17, 2049 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 3.98% per annum from the date hereof, payable semiannually, on the 17th day of April and October in each year, commencing with the April 17 or October 17 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 5.98% or (ii) 2% over the rate of interest publicly announced by KeyBanc Capital Markets from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at KeyBanc Capital Markets or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated July 24, 2019 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in

SCHEDULE 1(b)
{00386142.DOC; 11}    (to Note Purchase Agreement)

writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

MONTANA-DAKOTA UTILITIES CO.

By
[Title]

SCHEDULE 1(b)
{00386142.DOC; 11}    (to Note Purchase Agreement)

SCHEDULE 1(C)
FORM OF 2059 NOTE
MONTANA-DAKOTA UTILITIES CO.
4.08% SENIOR NOTE DUE NOVEMBER 18, 2059
No. [_____]    [Date]
$[_______]    PPN 61201# AN5
FOR VALUE RECEIVED, the undersigned, MONTANA-DAKOTA UTILITIES CO. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on November 18, 2059 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 4.08% per annum from the date hereof, payable semiannually, on the 18th day of May and November in each year, commencing with the May 18 or November 18 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 6.08% or (ii) 2% over the rate of interest publicly announced by KeyBanc Capital Markets from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at KeyBanc Capital Markets or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated July 24, 2019 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in

SCHEDULE 1(c)
{00386142.DOC; 11}    (to Note Purchase Agreement)

writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

MONTANA-DAKOTA UTILITIES CO.

By
[Title]

SCHEDULE 1(c)
{00386142.DOC; 11}    (to Note Purchase Agreement)

SCHEDULE 4.4(a)
FORM OF OPINION OF COHEN TAUBER SPIEVACK & WAGNER P.C.

[Letterhead of Cohen Tauber Spievack & Wagner P.C.]
[Closing Date]
To the Persons Listed on Annex 1 hereto
Ladies and Gentlemen:
We have acted as special counsel for Montana-Dakota Utilities Co., a Delaware corporation (the “Company”), in connection with the negotiation, execution and delivery of the Note Purchase Agreement dated July 24, 2019 (the “Note Purchase Agreement”), between the Company and each of the Purchasers listed on Annex 1 hereto (the “Purchasers”) which provide, among other things, for the issuance and sale by the Company of its [3.66% Senior Notes due October 17, 2039 in the aggregate principal amount of $50,000,000 and 3.98% Senior Notes due October 17, 2049 in the aggregate principal amount of $50,000,000] or [4.08% Senior Notes due November 18, 2059 in the aggregate principal amount of $100,000,000] (the “Notes”). Capitalized terms used herein that are defined in the Note Purchase Agreement have the respective meanings specified in the Note Purchase Agreement unless otherwise defined or stated herein. This letter is being delivered to you in satisfaction of the condition set forth in Section 4.4(a) of the Note Purchase Agreement.
For the purpose of rendering the opinions contained herein, we have examined and reviewed the:
(a)    Note Purchase Agreement;
(b)    Notes;
(c)    Restated Certificate of Incorporation and Bylaws of the Company; and
(d)    resolutions adopted by the Board of Directors of the Company regarding the Note Purchase Agreement and the Notes.
We have also examined such certificates of public officials, certificates of officers of the Company and copies certified to our satisfaction of corporate documents and records of the Company, and have made such other investigations, as we have deemed relevant and necessary for the purpose of rendering this opinion. We have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein. In our examination, we have assumed the genuineness of all signatures (other

SCHEDULE 4.4(a)
{00386142.DOC; 11}    (to Note Purchase Agreement)

than the Company’s), the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with original documents of all documents submitted to us as certified or photostatic copies. We have also assumed, with your consent, the due execution and delivery, pursuant to due authorization, of the Note Purchase Agreement by all parties thereto other than the Company and the validity and binding effect of the Note Purchase Agreement upon such parties and the payment by the Purchasers of the purchase price for the Notes.
With respect to the opinion expressed in paragraph 6 below, we have also relied upon the representations made in Sections 5.13 and 6.1 of the Note Purchase Agreement, and the Offeree Letter regarding the limited nature of the offering of the Notes.
Based on and subject to the foregoing and upon such investigation as we have deemed necessary, and subject to the qualifications set forth below, it is our opinion that:
1.    The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate power to own its property and authority to carry on its business as now conducted.
2.    The Company (i) has the requisite corporate power and authority to execute and deliver the Note Purchase Agreement, (ii) has, on the date hereof, the requisite corporate power and authority to issue and sell the Notes, and (iii) has, from and after the date of the execution of the Note Purchase Agreement, the requisite corporate power and authority to perform its obligations set forth in the Note Purchase Agreement and the Notes.
3.    The Note Purchase Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, the Note Purchase Agreement and the Notes have been executed and delivered by a duly authorized officer of the Company, and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforceability, to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding in equity or at law).
4.    The execution and delivery by the Company of the Note Purchase Agreement and the Notes, and the issuance and sale by the Company of the Notes, and the performance by the Company of its obligations thereunder did not and will not conflict with or violate any provision of its Restated Certificate of Incorporation or Bylaws or any provision of any law, rule or regulation currently in effect that is applicable to the Company.

{00386142.DOC; 11}    4.4(a)-2

5.    All consents, approvals and authorizations of, and all designations, declarations, filings, registrations, qualifications and recordations with, Governmental Authorities required on the part of the Company, have been obtained or made in connection with the execution and delivery of the Note Purchase Agreement and the Notes and the issuance and sale of the Notes and the intended use of the proceeds thereof, other than the delivery by the Company of a Report of Securities Issued to the Federal Energy Regulatory Commission (the “FERC”) of the issuance of the Notes, which Report is required to be delivered not later than 30 days after the Closing. The validity and enforceability of the Note Purchase Agreement and the Notes against the Company is not conditioned upon the delivery of a Report of Securities Issued to the FERC.
6.    (A) The registration under the Securities Act of 1933, as amended, of the offering, issuance and sale of the Notes under the circumstances contemplated by the Note Purchase Agreement is not required, and (B) the Company is not required to qualify an indenture with respect to the Notes under the Trust Indenture Act of 1939, as amended.
7.    Neither the issuance of the Notes nor the intended use of the proceeds of the Notes (as set forth in Section 5.14 of the Note Purchase Agreement) will violate Regulations T, U or X of the Board of Governors of the Federal Reserve System.
8.    The Company is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
This opinion is limited to matters of the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. We express no opinion as to the laws of any other jurisdiction.
In rendering this opinion, we have relied with your consent as to all matters of Minnesota, Montana, North Dakota, South Dakota and Wyoming law addressed therein, upon the opinion of Daniel S. Kuntz, Esq., Bismarck, North Dakota, General Counsel of the Company.
This opinion is intended solely for your use and is rendered solely in connection with the Note Purchase Agreement, and without our written consent may not be (a) relied on by you for any other purpose or (b) relied upon by any other Person or entity for any purpose, except that (i) this opinion may be delivered to each subsequent institutional holder of the Notes and each subsequent institutional holder of the Notes may rely upon this opinion as of the date hereof, (ii) Daniel S. Kuntz, General Counsel and Secretary of the Company, may rely upon this opinion for purposes of rendering his opinion dated the date hereof pursuant to Section 4.4(a) of the Note Purchase Agreement, and (iii) your special counsel, Chapman and Cutler LLP, shall be entitled to rely upon the opinions expressed herein for the sole purpose of rendering their opinion to be rendered pursuant to Section 4.4(b) of the Note Purchase Agreement. The opinions expressed above are limited to the law and facts in effect on the date hereof. We disclaim any

{00386142.DOC; 11}    4.4(a)-3

obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention that might alter, affect or modify the opinions expressed herein.

Very truly yours,

{00386142.DOC; 11}    4.4(a)-4

SCHEDULE 4.4(b)

FORM OF OPINION OF GENERAL COUNSEL OF THE COMPANY
[Closing Date]
To the Persons Listed on Annex 1 hereto

Ladies and Gentlemen:
I am General Counsel of Montana-Dakota Utilities Co., a Delaware corporation (the “Company”), and in such capacity, I am familiar with that certain Note Purchase Agreement, dated July 24, 2019 (the “Note Purchase Agreement”), between the Company and the Purchasers listed on Annex 1 hereto (the “Purchasers”) which provides, among other things, for the issuance and sale by the Company of its [3.66% Senior Notes due October 17, 2039 in the aggregate principal amount of $50,000,000 and 3.98% Senior Notes due October 17, 2049 in the aggregate principal amount of $50,000,000] or [4.08% Senior Notes due November 18, 2059 in the aggregate principal amount of $100,000,000] (the “Notes”). Capitalized terms used herein that are defined in the Note Purchase Agreement have the respective meanings specified in the Note Purchase Agreement unless otherwise defined or stated herein. This letter is being delivered to you in satisfaction of the condition set forth in Section 4.4(a) of the Note Purchase Agreement.
For the purpose of rendering the opinions contained herein, I have examined and reviewed the:
(a)    Note Purchase Agreement;
(b)    Notes;
(c)    Restated Certificate of Incorporation and Bylaws of the Company, and;
(d)    resolutions adopted by the Board of Directors of the Company regarding the Note Purchase Agreement and the Notes.
I have also examined such certificates of public officials, certificates of officers of the Company, and copies of corporate documents and records of the Company, and have made such other investigations, as I have deemed relevant and necessary for the purpose of rendering this opinion. I have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein. In my examination, I have assumed the genuineness of all signatures (other than the Company’s), the legal capacity of natural persons, the authenticity of all documents submitted to me as originals and the

SCHEDULE 4.4(b)
{00386142.DOC; 11}             (To Note Purchase Agreement)

conformity with original documents of all documents submitted to me as certified or photostatic copies. I have also assumed, with your consent, the due execution and delivery, pursuant to due authorization, of the Note Purchase Agreement by all parties thereto other than the Company and the validity and binding effect of the Note Purchase Agreement upon such parties.
In rendering this opinion, I have relied, to the extent I deemed necessary and proper, on warranties and representations as to certain factual matters contained in the Note Purchase Agreement.
Based on and subject to the foregoing and upon such investigation as I have deemed necessary, and subject to the qualifications set forth below, it is my opinion that:
1.    The Company has been duly qualified and is in good standing as a foreign corporation and is in good standing in Idaho, Minnesota, Montana, North Dakota, Oregon, Texas, Washington and Wyoming.
2.     To my knowledge after due inquiry, there is no judgment, order, action, suit, proceeding, inquiry or investigation, at law or in equity, before any court or Governmental Authority, arbitration board or tribunal, pending or threatened against the Company that questions the validity of the Note Purchase Agreement or the Notes.
3.    Neither (a) the execution, delivery and performance by the Company of the Note Purchase Agreement nor (b) the issuance and sale by the Company of the Notes or the performance by the Company of the Notes (i) will violate any provision of any law, rule or regulation or, to my knowledge after due inquiry, any order, writ or decree currently in effect applicable to the Company, or (ii) to my knowledge after due inquiry, will violate or conflict with, constitute a violation of, result in a breach of any provision of, or constitute a default under any agreement or instrument to which the Company is a party or by which its properties may be bound.
4.    All consents, approvals and authorizations of, and all designations, declarations, filings, registrations, qualifications and recordations with, Governmental Authorities required on the part of the Company have been obtained or made in connection with the execution and delivery of the Note Purchase Agreement and the Notes and the issuance and sale of the Notes and the intended use of the proceeds thereof, other than the delivery by the Company of a Report of Securities Issued to the Federal Energy Regulatory Commission (the “FERC”) of the issuance of the Notes, which Report is required to be delivered not later than 30 days after the Closing. The validity and enforceability of the Note Purchase Agreement and the Notes against the Company is not conditioned upon the delivery of a Report of Securities Issued to the FERC.
I am a member of the North Dakota Bar and do not hold myself out as an expert on the laws of any other state, but I have made a study of the laws of such other jurisdictions insofar as such laws are involved in the conclusions expressed in this opinion. Insofar as the opinions expressed herein relate to the General Corporation Law of the State of Delaware or the federal

{00386142.DOC; 11}                    4.4(b)-2

laws of the United States of America, I have relied with your consent on the opinion, dated the date hereof, of Cohen Tauber Spievack & Wagner P.C., special counsel to the Company.
This opinion is intended solely for your use and is rendered solely in connection with the Note Purchase Agreement, and without my written consent may not be (a) relied on by you for any other purpose or (b) relied upon by any other Person or entity for any purpose, except that (i) this opinion may be delivered to each subsequent institutional holder of the Notes and each subsequent institutional holder of the Notes may rely upon this opinion as of the date hereof, (ii) Cohen Tauber Spievack & Wagner P.C., special counsel to the Company, shall be entitled to rely upon this opinion in rendering its opinion dated the date hereof, pursuant to Section 4.4(a) of the Note Purchase Agreement, and (iii) your special counsel, Chapman and Cutler LLP, shall be entitled to rely upon this opinion for the sole purpose of rendering their opinion to be rendered pursuant to Section 4.4(b) of the Note Purchase Agreement. The opinions expressed above are limited to the law and facts in effect on the date hereof. I disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to my attention that might alter, affect or modify the opinions expressed herein.

Very truly yours,

Daniel S. Kuntz
General Counsel and Secretary

{00386142.DOC; 11}    4.4(b)-3

Schedule 4.4(c)
FORM OF OPINION OF SPECIAL COUNSEL
TO THE PURCHASERS
[To Be Provided on a Case by Case Basis]

SCHEDULE 4.4(c)
{00386142.DOC; 11}    (To Note Purchase Agreement)

SCHEDULE 5.3
DISCLOSURE MATERIALS

NONE

{00386142.DOC; 11}    SCHEDULE 5.3

SCHEDULE 5.4

AFFILIATES, DIRECTORS AND OFFICERS

I.	Affiliates (other than Subsidiaries)

1.	1250 Gladding Road, LLC, a Delaware limited liability company

2.	Alaska Basic Industries, Inc., an Alaska corporation

3.	Ames Sand & Gravel, Inc., a North Dakota corporation

4.	Anchorage Sand and Gravel Company, Inc., an Alaska corporation

5.	ARC Fabricators,, L.L.C., a South Dakota limited liability company

6.	Baldwin Contracting Company, Inc., a California corporation

7.	Bell Electrical Contractors, Inc., a Missouri corporation

8.	Bombard Electric, LLC, a Nevada limited liability company

9.	Bombard Mechanical, LLC, a Nevada limited liability company

10.	Capital Electric Construction Company, Inc., a Kansas corporation

11.	Capital Electric Line Builders, Inc., a Kansas corporation

12.	Cascade Natural Gas Corporation, a Washington corporation

13.	Centennial Energy Holdings, Inc., a Delaware corporation

14.	Centennial Energy Resources International, Inc., a Delaware corporation

15.	Centennial Energy Resources LLC, a Delaware limited liability company

16.	Centennial Holdings Capital LLC, a Delaware limited liability company

17.	Central Oregon Redi-Mix, L.L.C., an Oregon limited liability company

18.	Concrete, Inc., a California corporation

19.	Connolly-Pacific Co., a California corporation

20.	Desert Fire Holdings, Inc., a Nevada corporation

21.	Desert Fire Protection, a Nevada Limited Partnership

22.	Desert Fire Protection, Inc., a Nevada corporation

23.	Desert Fire Protection, LLC, a Nevada limited liability company

24.	D S Company, a California corporation

25.	Duro Electric Company, a Colorado corporation

26.	E & ER Company, a South Dakota corporation

27.	Ellis & Eastern Company, a South Dakota corporation

28.	E.S.I., Inc., an Ohio corporation

29.	Fairbanks Materials, Inc., an Alaska corporation

30.	Fidelity Exploration & Production Company, a Delaware corporation

31.	Fidelity Oil Co., a Delaware corporation

32.	Frebco, Inc., an Ohio corporation

33.	FutureSource Capital Corp., a Delaware corporation

34.	Granite City Ready Mix, Inc., a Minnesota corporation

35.	Hawaiian Cement, a Hawaii partnership

36.	Independent Fire Fabricators, LLC, a Nevada limited liability company

{00386142.DOC; 11}    SCHEDULE 5.4-1

37.	Intermountain Gas Company, an Idaho corporation

38.	International Line Builders, Inc., a Delaware corporation

39.	InterSource Insurance Company, a Vermont corporation

40.	Jebro Incorporated, an Iowa corporation

41.	JTL Group, Inc., a Montana corporation

42.	JTL Group, Inc., a Wyoming corporation

43.	Kent’s Oil Service, a California corporation

44.	Knife River Corporation, a Delaware corporation

45.	Knife River Corporation – Mountain West, a Delaware corporation

46.	Knife River Corporation – North Central, a Minnesota corporation

47.	Knife River Corporation – Northwest, an Oregon corporation

48.	Knife River Corporation – South, a Texas corporation

49.	Knife River Dakota, Inc., a Delaware corporation

50.	Knife River Hawaii, Inc., a Delaware corporation

51.	Knife River Marine, Inc., a Delaware corporation

52.	Knife River Midwest, LLC, a Delaware limited liability company

53.	KRC Holdings, Inc., a Delaware corporation

54.	Lone Mountain Excavation & Utilities, LLC, a Nevada limited liability company

55.	Loy Clark Pipeline Co., an Oregon corporation

56.	LTM, Incorporated, an Oregon corporation

57.	MDU Construction Services Group, Inc., a Delaware corporation

58.	MDU Energy Capital, LLC, a Delaware limited liability company

59.	MDU Industrial Services, Inc., a Delaware corporation

60.	MDU Resources Group, Inc., a Delaware corporation

61.	MDU Resources International LLC, a Delaware limited liability company

62.	MDU Resources Luxembourg I LLC S.a.r.l., a Luxembourg limited liability company

63.	MDU Resources Luxembourg II LLC S.a.r.l., a Luxembourg limited liability company

64.	MDU United Construction Solutions, Inc., a Delaware corporation

65.	Nevada Solar Solutions, LLC, a Delaware limited liability company

66.	Nevada Valley Solar Solutions I, LLC, a Delaware limited liability company

67.	Northstar Materials, Inc., a Minnesota corporation

68.	OEG, Inc., an Oregon corporation

69.	Prairie Cascade Energy Holdings, LLC, a Delaware limited liability company

70.	Prairie Intermountain Energy Holdings, LLC, a Delaware limited liability company

71.	Rail to Road, Inc., a South Dakota corporation

72.	Rocky Mountain Contractors, Inc., a Montana corporation

73.	Sweetman Const. Co., a South Dakota corporation

74.	USI Industrial Services, Inc., a Delaware corporation

75.	The Wagner Group, Inc., a Delaware corporation

76.	The Wagner-Smith Company, an Ohio corporation

77.	Wagner-Smith Equipment Co., a Delaware corporation

78.	WBI Canadian Pipeline, Ltd., a Canadian corporation

79.	WBI Energy, Inc., a Delaware corporation

{00386142.DOC; 11}    SCHEDULE 5.4-2

80.	WBI Energy Midstream, LLC, a Colorado limited liability company

81.	WBI Energy Transmission, Inc., a Delaware corporation

82.	WBI Holdings, Inc., a Delaware corporation

83.	WHC, Ltd., a Hawaii corporation

II.    Company’s Directors and Officers

Directors:

David L. Goodin
Nicole A. Kivisto
Daniel S. Kuntz
Jason L. Vollmer

Officers:

Mark A. Chiles, Vice President – Customer Service
Patrick C. Darras, Vice President – Engineering and Operations Services
Hart Gilchrist, Vice President – Safety, Process Improvement and Operations Systems
David L. Goodin, Chairman of the Board
Kirsti B. Hourigan, Assistant Secretary
Anne M. Jones, Vice President – Human Resources
Nicole A. Kivisto, President and Chief Executive Officer
Julie A. Krenz, Assistant Secretary
Daniel S. Kuntz, General Counsel and Secretary
Karl A. Liepitz, Assistant Secretary
Margaret (Peggy) A. Link – Chief Information Officer
Scott W. Madison, Executive Vice President – Business Development and Gas Supply
Eric P. Martuscelli, Vice President – Field Operations
Tammy J. Nygard, Controller
Garret Senger, Executive Vice President – Regulatory Affairs, Customer Service and             Administration
Jay Skabo, Vice President – Electric Supply
Jason L. Vollmer, Treasurer

{00386142.DOC; 11}    SCHEDULE 5.4-3

SCHEDULE 5.7

GOVERNMENTAL AUTHORIZATION

1.	Order, dated October 16, 2018, from the Federal Energy Regulatory Commission
(FERC) in Docket No. ES18-57-000.

2.	Order, dated December 11, 2018, from the Public Service Commission of Montana in Docket No. D2018.11.79, Order No. 7654

3.	Order, dated September 21, 2018, from the Public Service Commission of Wyoming in Docket No. 30013-340-GS-18, Record No. 15081.

{00386142.DOC; 11}    SCHEDULE 5.4-4

SCHEDULE 5.15
EXISTING INDEBTEDNESS

a)	All outstanding Indebtedness of the Company as of the date of this Agreement.

5/31/2019
(dollars in thousands)
Commercial Paper	39,500
Term Loan due October 2019	100,000
Term Loan due November 2019	100,000
4.24% Senior Notes due July 2024	60,000
3.78% Senior Notes due October 2025	87,000
4.34% Senior Notes due July 2026	40,000
6.33% Senior Notes due August 2026	100,000
4.03% Senior Notes due December 2030	52,000
3.36% Senior Notes due March 2032	20,000
5.98% Senior Notes due December 2033	30,000
5.18% Senior Notes due April 2044	50,000
3.73% Senior Notes due March 2037	40,000
4.87% Senior Notes due October 2045	11,000
4.15% Senior Notes due November 2046	40,000
Term Loan due September 2032	9,800
Minot Air Force Base Note Payable – Due 2038	421

Total debt	$779,721

b) Agreements limiting Indebtedness:

1)	Note Purchase Agreement, dated August 24, 2006, among the Company and the holders of the notes issued thereunder, as amended.

2)	Note Purchase Agreement, dated January 28, 2014, among the Company and the holders of the notes issued thereunder, as amended.

3)	Note Purchase Agreement, dated October 29, 2015, among the Company and the holders of the notes issued thereunder, as amended

SCHEDULE 5.15
{00386142.DOC; 11}    (To Note Purchase Agreement)

4)	Note Purchase Agreement, dated November 21, 2016, among the Company and the holders of the notes issued thereunder, as amended.

5)	Credit Agreement, dated June 8, 2018, among the Company, Wells Fargo Bank, National Association, as Administrative Agent, and various Lenders party thereto.

6)	Indenture, dated as of December 15, 2003, between the Company and The Bank of New York, as trustee.

7)	Term Loan Agreement, dated as of September 5, 2017, among the Company, US Bank National Association, as Administrative Agent, and the various Lenders party thereto.

8)	Term Loan Agreement, dated as of September 17, 2018, among the Company, KeyBank National Association, as Administrative Agent, and the various Lenders party thereto.

9)	Term Loan Agreement, dated as of October 18, 2018, among the Company, PNC Bank, National Association, as Administrative Agent, and the various Lenders party thereto.

{00386142.DOC; 11}    5.15-2

SCHEDULE 10.5
EXISTING LIENS

NONE

SCHEDULE 10.5
{00386142.DOC; 11}    (To Note Purchase Agreement)